EXHIBIT 10.2 CARMAX, INC. BENEFIT RESTORATION PLAN Originally Effective October 1, 2002 As Amended and Restated January 1, 2025

TABLE OF CONTENTS Introduction ................................................................................................................................... 1 Article I - Purpose/Definitions ..................................................................................................... 2 Article II - Eligibility .................................................................................................................... 5 Article III - Benefits ...................................................................................................................... 6 Article IV - Computation and Payment of Supplemental Benefit ............................................ 8 Article V - Computation and Payment of Survivor Benefit .................................................... 10 Article VI - Administration ........................................................................................................ 12 Article VII - Claims .................................................................................................................... 15 Article VIII - Change in Control/Informal Funding ............................................................... 17 Article IX - Amendment and Termination ............................................................................... 18 Article X - Miscellaneous............................................................................................................ 19 Appendix A - Provisions Applicable to a Pre-2005 Supplemental Benefit ............................ 22

1 Introduction The provisions of this CarMax, Inc. Benefit Restoration Plan (the "Plan") were originally effective October 1, 2002. The Plan has been amended and restated from time to time since that date. Effective January 1, 2009, this Plan was amended to cease additional benefit accruals of all Plan Participants, effective as of December 31, 2008, and to limit participation in the Plan to those individuals who were Plan Participants as of December 31, 2008. This amendment and restatement is effective January 1, 2025. Since January 1, 2005, the Plan has been operated in good faith compliance with the requirements of Section 409A of the Code. Effective January 1, 2005, the Plan was amended to conform the written terms of the Plan to the requirements of Section 409A of the Code. These amendments applied solely to amounts accrued on and after January 1, 2005, plus any amounts accrued prior to January 1, 2005, that are not earned and vested as of December 31, 2004. Appendix A attached hereto, describes the rules that apply under prior law to amounts accrued prior to January 1, 2005, that are earned and vested as of December 31, 2004, and which shall remain subject to the terms of the Plan as in effect on December 31, 2004.

2 Article I - Purpose/Definitions 1.1. Purpose. The Company maintains the Plan to provide deferred compensation for certain key employees of the Company and its Affiliated Companies who are expected to contribute significantly to the growth of the Company and its Affiliated Companies. The Board has determined that the benefits to be provided under the Plan are reasonable and appropriate compensation for the services rendered and to be rendered. 1.2. Structure. This Plan provides benefits as set forth in Articles III, IV and V for a select group of management or highly compensated employees (and their Beneficiaries) whose compensation is in excess of the limit on compensation under Section 401(a)(17) of the Code, or whose benefits are limited under the Pension Plan by the maximum benefit limit under Section 415 of the Code. 1.3. Definitions. Whenever used in the Plan, the following terms shall have the meanings set forth below. (a) Affiliated Company. Any company or business organization that is under common control with the Company and that has adopted the Pension Plan as a Related Company. (b) Benefit Commencement Date. For a distribution of a Participant's or Beneficiary's Post-2004 Supplemental Benefit which begins on or after January 1, 2008, the first day of the month following the month in which the Participant Separates from Service with the Company or an Affiliated Company provided that such Participant has satisfied the requirements for Early or Normal Retirement under the Pension Plan. (c) Board. The Board of Directors of CarMax, Inc. (d) Change in Control. Any of the following events: (i) a change in the ownership of the Company, (ii) a change in the effective control of the Company, or (iii) a change in the ownership of a substantial portion of the assets of the Company. For purposes of this definition, a change in the ownership of the Company occurs on the date on which any one person, or more than one person acting as a group, acquires ownership of stock of the Company that, together with stock held by such person or group, constitutes more than 50% of the total fair market value or total voting power of the stock of the Company. A change in the effective control of the Company occurs on (i) the date any one person or group acquires (or has acquired during the 12-month period ending on the date of the most recent acquisition by such person or persons) ownership of stock of the Company possessing 30% or more of the total voting power of the stock, or (ii) the date a majority of the members of the Company's Board is replaced during any 12-month period by directors whose appointment or election is not endorsed by a majority of the members of the Company's Board before the date of the appointment or election. A change in the ownership of a substantial portion of the assets of the Company occurs on the date on which any one person, or more than one person acting as a group (other than a person or group of persons that is related to the Company), acquires assets from the Company that have a total gross fair market value equal to or more than 40%

3 of the total gross fair market value of all of the assets of the Company immediately prior to such acquisition or acquisitions, taking into account all such assets acquired during the 12- month period ending on the date of the most recent acquisition. An event constitutes a Change in Control with respect to a Participant only if the Participant's relationship to the Company satisfies the requirements of Treasury Regulation Section 1.409A- 3(i)(5)(ii). The determination as to the occurrence of a Change in Control shall be based on objective facts and shall be made in accordance with the requirements of Section 409A. (e) Code. The Internal Revenue Code of 1986, as amended from time to time and as construed, interpreted and modified by regulations or rulings. (f) Company. CarMax, Inc. (g) Committee. The Benefits Administrative Committee, which is a committee consisting of at least three members, as described in Article VI, to be responsible for the general administration of the Plan. The Committee may delegate all or a part of its duties to one or more individuals or entitles, and references herein to the Committee shall include such individuals and entities to the extent of such delegation. (h) Effective Date. October 1, 2002, which is the original effective date of the Plan. (i) Key Employee. A Participant who, as of the date of his Separation from Service, meets the requirements of Section 409A(a)(2)(B)(i) to be treated as a "specified employee" of the Company, i.e., a key employee (as defined in Code section 416(i)(1)(A)(i), (ii) or (iii) applied in accordance with the regulations thereunder and disregarding Code section 416(i)(5)) at any time during the 12-month period ending on a given December 31. Such Participant shall be treated as a Key Employee for the entire 12-month period beginning on the next following April 1, provided that the Company is a "public company" (as determined under Section 409A) on the date of the Participant's Separation from Service. The December 31 and April 1 dates in this definition may be changed by the Committee, but only in accordance with the applicable requirements imposed by Section 409A. (j) Maximum Benefit. The maximum annual Supplemental Benefit payable from the Plan as determined under Section 3.4. (k) Participant. An individual who is eligible to participate in the Plan under Article II. (l) Pension Plan. The CarMax, Inc. Pension Plan as in effect from time to time. (m) Plan. The CarMax, Inc. Benefit Restoration Plan as set forth herein and as amended from time to time. The term "Plan Section" shall refer to a section of this Plan. (n) Post-Retirement Survivor Benefit. The benefit payable under the Plan to a

4 Beneficiary of a Participant as determined under Section 5.2 or Appendix A Section 6, as applicable. (o) Post-2004 Supplemental Benefit. The portion of a Participant's Supplemental Benefit accrued on and after January 1, 2005, plus amounts accrued prior to January 1, 2005, that are not earned and vested as of December 31, 2004. (p) Pre-Retirement Survivor Benefit. The benefit payable under the Plan to a surviving Spouse of a Participant as determined under Section 5.1 or Appendix A Section 5, as applicable. (q) Section 409A. Section 409A of the Code, and regulations and other guidance issued thereunder by the Treasury Department and Internal Revenue Service. (r) Separation from Service or Separates from Service. The date that the Participant dies, retires or otherwise experiences a termination of employment with the Employer. Whether a Separation from Service has occurred, including as a result of military leave, sick leave or other bona fide leave of absence, shall be determined in accordance with Section 409A. (s) Supplemental Benefit. The benefit payable under the Plan as determined by Section 3.2, subject to adjustments as provided in the Plan. A Participant's Supplemental Benefit includes his or her Pre-2005 Supplemental Benefit (as determined in Appendix A) and Post-2004 Supplemental Benefit. (t) Tax Limits. Both (i) the limit on compensation under Section 401(a)(17) of the Code (as adjusted from time to time under the terms of the Pension Plan), and (ii) the maximum benefit limit under Section 415(b)(l)(A) of the Code (as adjusted from time to time under the terms of the Pension Plan). The following terms shall have the meanings provided in the Pension Plan: Actuarial Equivalent, Alternate Payee, Beneficiary, Benefit Service, Disability Pension, Early Retirement Date, Employee, Joint and Survivor Annuity Option, Normal Retirement Date, Period Certain and Continuous Option, Permanent Disability, Plan Year, Qualified Domestic Relations Order, Qualified Joint and Survivor Annuity, Qualified Pre-Retirement Survivor Annuity, Related Company, Single Life Annuity and Spouse.

5 Article II - Eligibility 2.1. Eligible Employees. Each participant in the Pension Plan who is an employee of the Company or an Affiliated Company on or after the Effective Date, and whose retirement benefits under the Pension Plan are limited by either or both of the Tax Limits, shall be a Participant. In addition, any participant in the Pension Plan who had a benefit under the Circuit City Stores, Inc. Benefit Restoration Plan as of the Effective Date that is assumed under Section 10.13 shall become a Participant as of the Effective Date. Effective January 1, 2009, no individual can become a Participant who was not already a Participant on December 31, 2008. 2.2 Participation. A Participant shall commence participation in the Plan on the later of the Effective Date or the first day of the Plan Year beginning after the Participant's future retirement benefits under the Pension Plan are limited by either or both of the Tax Limits. An individual shall cease to be a Participant when the individual's future retirement benefits under the Pension Plan are no longer limited by either of the Tax Limits and when the individual and his or her Beneficiary have received all benefits payable under the Plan. Effective January 1, 2009, no individual can become a Participant who was not already a Participant on December 31, 2008. 2.3 No Duplication of Benefits. All benefits described in the Plan are subject to the provisions of Section 3.4. Notwithstanding anything in the Plan to the contrary, there shall be no duplication of benefits under this Plan and the Pension Plan.

6 Article III - Benefits 3.1 Minimum Service Requirement. To be eligible to receive a Supplemental Benefit, a Participant must meet one or more of the criteria described in Section 3.1(a), (b) and (c), below. The criteria are: (a) A Participant must have completed fifteen (15) years of Benefit Service at termination of employment with the Company or an Affiliated Company (any Benefit Service credited after termination of employment during a period of Permanent Disability also shall be included in years of Benefit Service for this purpose), (b) A Participant must have (i) reached his or her Early Retirement Date at the date of termination of employment with the Company or an Affiliated Company or (ii) reached his or her Early Retirement Date and have had a continuous Permanent Disability from the date of termination of employment until the Early Retirement Date, or (c) A Participant must have (i) reached his or her Normal Retirement Date at the date of termination of employment with the Company or an Affiliated Company or (ii) reached his or her Normal Retirement Date and have had a continuous Permanent Disability from the date of termination of employment until the Normal Retirement Date. (d) Effective January 1, 2009, no years of Benefit Service after December 31, 2008, will be counted under the Plan for purposes of accruing a Supplemental Benefit. Participants who are employed on December 31, 2008, and who continue to be employed after such date shall earn additional years of Benefit Service under this Plan section solely for purposes of eligibility to receive the Supplemental Benefit earned by such Participant as of December 31, 2008. Such additional years of Benefit Service shall be determined in the same manner as additional years of Vesting Service (as defined in the Pension Plan) credited to such Participant under the Pension Plan after December 31, 2008. 3.2 Supplemental Benefit. The Participant shall receive a Supplemental Benefit under this Plan equal to the amount (if any) determined as follows: (a) The retirement benefit that would have been paid from the Pension Plan (i) had the Participant's benefit not been limited by the Tax Limits and (ii) additionally if applicable, had the Participant actually earned any Benefit Service imputed under Section 3.5, reduced by (b) The total retirement benefit that is payable to the Participant under the Pension Plan. 3.3 Adjustment for Early or Late Commencement. If a Supplemental Benefit commences before the Participant's Normal Retirement Date, the benefit under Section 3.2(a) shall be calculated in accordance with any early retirement reduction provided under the Pension Plan. If a Supplemental Benefit commences after a Participant's Normal Retirement Date, the benefit under Section 3.2(a) shall be calculated in accordance with the provisions of the Pension Plan for benefits commencing after

7 Normal Retirement Date. If a Supplemental Benefit commences when a Participant starts a Disability Pension under the Pension Plan, the benefit under Section 3.2(a) shall be calculated by including Benefit Service during the period of Permanent Disability in accordance with the provisions of the Pension Plan for a Disability Pension. 3.4 Maximum Benefit. (a) Notwithstanding any other provision of the Plan to the contrary, the annual Supplemental Benefit payable to a Participant under this Plan shall not exceed (i) the Maximum Benefit reduced by (ii) the total annual benefit that is payable to the Participant under the Pension Plan. The Maximum Benefit is based on the payment of the Supplemental Benefit as a single life annuity (with no ancillary benefits). If benefits are payable in any other form, the Maximum Benefit shall be actuarially adjusted to be the Actuarial Equivalent of the Maximum Benefit payable as a single life annuity (with no ancillary benefits). (b) The Maximum Benefit is an annual amount equal to $462,500 (for 2008), as adjusted below. The Maximum Benefit shall be subject to increase in the same percentage as the dollar limit is adjusted under Section 415(d)(l)(A) of the Code from time to time. The adjustment will be made effective as of each January 1 based on the percentage adjustment applicable to that calendar year (prior to 2006, the adjustment was made effective as of each March 1). If no adjustment is made under Section 415(d)(l)(A) of the Code for a calendar year, there shall be no adjustment in the Maximum Benefit for that year. In addition, the Maximum Benefit shall be proportionately adjusted for increases in the statutory maximum dollar limit under Section 415(b)(1)(A) of the Code. The Maximum Benefit is not actuarially increased or decreased if the Participant commences payments other than at Normal Retirement Date. (c) A Participant's Maximum Benefit shall be determined as of the commencement of payment of the Supplemental Benefit to the Participant and shall not be subject to future adjustment. The Supplemental Benefit shall not be reduced if additional benefits become payable from the Pension Plan for any reason. A Participant's Supplemental Benefit shall not be increased if the Maximum Benefit is increased under Section 3.4(b) after the commencement of payments under the Plan. 3.5 Additional Benefit Service. At its discretion, the Board or the Compensation and Personnel Committee of the Board may provide that any Participant shall be credited with additional imputed Benefit Service for purposes of Section 3.2(a). The Board or Compensation and Personnel Committee shall have complete discretion to determine the amount of additional Benefit Service to be imputed and any other terms and conditions of the additional service crediting. Any imputed Benefit Service shall be treated the same as actual Benefit Service for purposes of this Plan. 3.6 Freezing Benefit Service. Pursuant to the amendments made to the Pension Plan, no additional imputed Benefit Service shall be credited pursuant to Plan section 3.5 after December 31, 2008.

8 Article IV - Computation and Payment of Supplemental Benefit 4.1 Computation. The amount of the Supplemental Benefit described in Article III will initially be determined by assuming that the benefits payable under this Plan and the Pension Plan are paid in the form of a Single Life Annuity payable for the Participant's lifetime, beginning on the date on which payments actually begin to be made to the Participant from the Plan assuming that payments have begun under the Pension Plan and ending at the Participant's death. 4.2 Payment. This Section 4.2 governs the payment of a Participant's Post-2004 Supplemental Benefit, distribution of which begins on or after January 1, 2008. (a) A Participant's Supplemental Benefit governed by this Section 4.2 will be paid or begin to be paid on the Participant's Benefit Commencement Date, in the form elected by the Participant, except as provided in Section 4.3 below. (b) The Supplemental Benefit described in Article III will be actuarially adjusted, using the actuarial assumptions then in effect under the Pension Plan. A Participant must make an election under this Section 4.2 either (i) in 2007 or (ii) if not made in 2007, within 30 days following the first day of the Plan Year after the Plan Year in which he or she first accrues a benefit under the Plan in accordance with Treas. Reg. 1.409A-2(a)(7)(iii). (c) A Participant may elect from the following forms of benefit, which shall be payable on the first day- of each month during the distribution period: (i) a Qualified Joint and Survivor Annuity; (ii) a Single Life Annuity; (iii) a Period Certain and Continuous Option with 60, 120 or 180 monthly payments guaranteed; (iv) a Joint and Survivor Annuity Option (with a 100%, 75% or 50% survivor benefit); or (v) a single lump sum. Absent an election, the Participant's Supplemental Benefit shall be paid in the form of a Qualified Joint and Survivor Annuity if the Participant is married on his Benefit Commencement Date or, if the Participant is unmarried on his Benefit Commencement Date, in the form of a Single Life Annuity. Notwithstanding anything in the Pension Plan or herein to the contrary, all forms of annuity payments set forth above shall be Actuarially Equivalent in accordance with Treas. Reg. 1.409A-2(b)(2)(ii). (d) A Participant may change his or her election made pursuant to Section 4.2(a) and (b) above, provided, however, that if such change is regarded as a change in time and form of payment for purposes of Section 409A and Treasury Regulations Section 1.409A-2(b)(2)(ii) (relating to life annuities), such change may not take effect until at least 12 months after the date on which the election is made and the payment with respect to which such election is made must be deferred for a period not less than five years from the date the payment would otherwise be made. For purposes of this election, the payments under the annuity forms of payment are deemed to be a single payment. 4.3 Payments to Key Employees. Payment of the Post-2004 Supplemental Benefit of a Participant who is a Key Employee on his Separation from Service shall commence m the first day of the month following the six-month anniversary of the Key Employee's Separation from Service. The

9 initial payment under the preceding sentence shall include amounts that would have been paid prior to the initial payment had the Participant not been a Key Employee.

10 Article V - Computation and Payment of Survivor Benefit 5.1 Pre-Retirement Survivor Benefit. A Pre-Retirement Survivor Benefit shall be payable to the surviving Spouse of a Participant if (i) the Participant had at least ten years of Benefit Service at death, and (ii) the Participant's surviving Spouse is entitled to a Qualified Pre- Retirement Survivor Annuity under the Pension Plan. (a) The Spouse will be entitled to receive a Pre-Retirement Survivor Benefit from this Plan equal to the amount (if any) determined as follows: (i) The survivor benefit that would have been payable to the Spouse under the Pension Plan had the Participant's Supplemental Benefit (as adjusted under Sections 3.3 and 3.4) and benefit from the Pension Plan been paid entirely from the Pension Plan, reduced by (ii) The total survivor benefit that is payable to the Spouse under the Pension Plan. (b) A Pre-Retirement Survivor Benefit distribution which begins on or after January 1, 2008, shall be payable in the form of the survivor portion of a 50% Joint and Survivor Annuity Option, calculated immediately prior to Participant's death, and commencing on the later of (i) the first day of the month following the earliest date which would have qualified as the Participant's Early Retirement Date under the Pension Plan or (ii) the first day of the second month following the month of Participant's death; provided that the Pre- Retirement Survivor Benefit calculated under this sentence shall be the Actuarial Equivalent of the benefit described in Section 5.1(a). 5.2 Post-Retirement Survivor Benefit. A Post-Retirement Benefit shall be payable with respect to the Post-2004 Supplemental Benefit of a Participant with a Benefit Commencement Date on or after January 1, 2008. (a) A Post-Retirement Survivor Benefit shall be payable under this Section to the surviving Beneficiary of a Participant who elects a form of benefit under the Plan that provides for a survivor benefit. The amount of the benefit shall be the Actuarial Equivalent of (i) minus the sum of (ii) plus (iii) below where: (i) equals the survivor benefit that would have been payable to the Beneficiary under the Pension Plan had the Participant's Supplemental Benefit (as adjusted under Sections 3.3 and 3.4) and the benefit from the Pension Plan been paid entirely from the Pension Plan, less the sum of (ii) the total survivor benefit that is payable to the Beneficiary under the Pension Plan, plus

11 (iii) the total survivor benefit that is payable to a Beneficiary under Section 5.1 above. (b) A Post-Retirement Survivor Benefit is payable under this Section to a Beneficiary designated by the Participant under an election made in accordance with Section 4.2. 5.3 Actuarial Assumptions. The actuarial assumptions used for purposes of the Pension Plan will be used to determine the benefits payable under this Plan. 5.4 Medium of Payment. The Pre-Retirement Survivor Benefit and Post-Retirement Survivor Benefit will be paid in cash or a cash equivalent.

12 Article VI - Administration 6.1 Plan Administrator. The Plan shall be administered by the Committee. 6.2 Composition of the Committee. The Committee shall be composed of not less than three members, including the Chief Financial Officer and the SVP, Chief Human Resources Officer of the Company, or in each case the functional equivalent thereof, and such additional members as are appointed from time to time by the SVP, Chief Human Resources Officer. Any member of the Committee may resign by delivering his or her written resignation to the SVP, Chief Human Resources Officer prior to the effective date of such resignation. In addition, if a member of the Committee is an Employee at the time of his or her appointment, he or she will automatically cease to be a member of the Committee when his or her employment with the Company terminates. The SVP, Chief Human Resources Officer may remove any member of the Committee by notifying the member and the other Committee members in writing. In the event a member of the Committee dies, resigns or is removed (automatically or by the SVP, Chief Human Resources Officer), the SVP, Chief Human Resources Officer shall have the authority to appoint a successor member. The Committee shall continue to act with full power until the vacancy is filled. 6.3 Powers of the Committee. The Committee will have full and exclusive power and discretion to administer the Plan, including as to all of its details, including the power to decide Plan benefit claims. For the purpose of administering the Plan, the Committee's power will include, but will not be limited to, the following authority: (a) to make and enforce such rules and regulations as it deems necessary or proper for the efficient administration of the Plan or as required to comply with applicable law; (b) to interpret the Plan, its interpretation thereof in good faith to be final and conclusive as to any current or former Employee, Participant, or Beneficiary; (c) to decide all questions concerning the Plan, including whether a payment of Plan benefits is due; (d) to compute the amount of benefits payable to any current or former Employee, Participant, or Beneficiary in accordance with the Plan, and to determine the person or persons to whom such benefits will be paid; (e) to authorize the payment of Plan benefits; (f) to keep such records and submit such filings, elections, applications, returns or other documents or forms as may be required under the Code and applicable regulations, or under state or local law and regulations; and (g) to appoint such agents, counsel, accountants, consultants and record keepers as may be required to assist in administering the Plan.

13 (h) from time to time and in its discretion, to establish rules for its operations. 6.4 Indemnification. The Company shall indemnify the Committee, its members, and each other Employee who is involved in the administration of the Plan against all costs, expenses and liabilities, including attorneys' fees, incurred in connection with any action, suit or proceeding that alleges, arises out of, or relates in any way to any good faith act or failure to act in connection with, or related in any way to, the Plan. Promptly after receipt by an indemnified party of notice of the commencement of any such action, suit or proceeding, the indemnified party shall notify the Company. The Company shall be entitled to participate at its own expense in the defense or to assume the defense of any indemnified party. If the Company elects to assume the defense, counsel chosen by the Company shall conduct the defense, and the indemnified party shall bear the fees and expenses of any additional counsel retained by him. 6.5 Binding Decisions or Actions. The decision or action of the Committee in respect of any question arising out of or in connection with the administration, interpretation and application of the Plan and the rules and regulations thereunder shall be final and conclusive and binding upon all persons having any interest in the Plan. 6.6 Discretion. In discharging the duties assigned to them under the Plan, each of the Company, the Committee, and each other individual or entity authorized by the Committee (each, an "Authorized Person") has the discretion to interpret the Plan; adopt, amend and rescind rules and regulations pertaining to its duties under the Plan; and to make all other determinations necessary or advisable for the discharge of its duties under the Plan. The discretionary authority of an Authorized Person is absolute and exclusive. The express grant in the Plan of any specific power to an Authorized Person with respect to any duty assigned to it under the Plan must not be construed as limiting any power or authority of such Authorized Person to discharge its duties. A decision of an Authorized Person is final and conclusive in any subsequent action, suit, or proceeding unless it is established that the decision constituted an abuse of discretion. No Plan benefits shall be paid to any Participant, Beneficiary or other person unless an Authorized Person shall determine, in its sole and absolute discretion, that such benefits are due. 6.7 Domestic Relations Orders. If the Committee receives a Domestic Relations Order requiring the payment of a Participant's Supplemental Benefit under this Plan to a person other than the Participant, the Committee shall take the following steps: (a) If benefits are in pay status, the Committee shall account separately for the amounts that will be payable to the Alternate Payee. (b) The Committee shall promptly notify the named Participant and the Alternate Payee of the receipt of the Domestic Relations Order. (c) The Committee shall pay the specified amounts to the Alternate Payee pursuant to the Order; provided, however, that the Committee may distribute or cause to be distributed in a single lump sum to the Alternate Payee the Actuarial Equivalent of the Alternate Payee's Supplemental Benefit under this Plan.

14 The Committee shall determine whether any document received by it is a Domestic Relations Order. In making this determination, the Committee may consider the rules applicable to "domestic relations orders" under Code section 414(p) and BRISA section 206(d), and such other rules and procedures as it deems relevant.

15 Article VII - Claims 7.1 Right to File Claim. A Participant, Beneficiary or former Participant (each a "Claimant") shall be entitled to file with the Committee's delegate a claim for benefits under the Plan. The claim must be in writing. Unless another individual or entity is named by the Committee to hear claims for benefits, the Committee's delegate shall be the Company's Director of Benefits or the Plan's recordkeeper. 7.2 Denial of Claim. If the claim is denied by the Committee's delegate in whole or in part, the Claimant shall be furnished within 90 days after the receipt by the Committee's delegate of the claim (or within 180 days after such receipt if special circumstances require an extension of time) a written notice of denial of the claim containing the following: (a) the specific reason or reasons for the denial; (b) specific reference to the Plan provisions on which the denial is based; (c) a description of any additional material or information necessary for the Claimant to perfect the claim, and an explanation of why such material or information is necessary; and (d) an explanation of the procedure for review of the denied or partially denied claim (set forth below) and applicable time limits, including a statement of the Claimant's right to bring a civil action under ERISA section 502(a) following an adverse benefit determination on review. 7.3 Claims Review Procedure. Upon denial of a claim, in whole or in part, the Claimant or his duly authorized representative will have the right to submit a request to the Committee for a full and fair review of the denied claim by filing a written notice of appeal with the Committee. The notice of appeal must be filed within 60 days of the receipt by the Claimant of written notice of the denial of the claim. The Claimant or his representative will have, upon request and free of charge, reasonable access to, and copies of, all documents, records, and other information relevant to the Claimant's claim for benefits and may submit issues and comments in writing. The Committee will take into account all comments, documents, records, and other information submitted by the Claimant relating to the claim, without regard to whether such information was submitted or considered in the initial decision on the claim. If the Claimant fails to file an appeal within 60 days of the receipt by the Claimant of the denial of the claim, the claim will be deemed abandoned and the Claimant precluded from reasserting it. If the Claimant does file an appeal, his request must include a description of the issues and evidence he deems relevant. 7.4 Decision on Review. The Committee will review and decide whether an appeal is approved or denied. A written notice of the decision will be furnished to the Claimant within 60 days of the date on which the appeal is received by the Committee. If special circumstances require a longer period, the Claimant will be notified in writing, prior to the expiration of the 60- day period, of the

16 reasons for an extension of time and the date by which a decision is expected; provided, however, that no extensions will be permitted beyond 60 days after the expiration of the initial 60-day period. An appeal is considered approved only if its approval is communicated in writing to the Claimant. If an appeal is denied, in whole or in part, the written notice will clearly set forth: (a) the specific reason or reasons for the adverse determination; (b) specific reference to the Plan provisions on which the adverse determination is based; (c) a statement that the Claimant is entitled to receive, upon request and free of charge, reasonable access to, and copies of, all documents, records, and other information relevant to the Claimant's claim for benefits; and (d) a statement of the Claimant's right to bring an action under ERISA section 502(a). 7.5 Legal Action. A Claimant may not bring any legal action, including commencement of any arbitration, relating to a claim for benefits under the Plan unless and until the Claimant has followed the claims procedures under the Plan and exhausted his administrative remedies under such claims procedures. Any such legal action must be commenced within one year of a final determination hereunder with respect to such claim. 7.6 Exclusive Forum. Any action by a current or former Participant or Beneficiary arising out of or related to this Plan shall be litigated exclusively in the United States District Court for the Eastern District of Virginia, Richmond Division ("District Court") and any reviewing appellate court thereof. In the event that the District Court lacks subject matter jurisdiction over such an action, then, and only then, such action shall be litigated exclusively in the Circuit Court of Goochland, Virginia and any reviewing appellate court thereof.

17 Article VIII - Change in Control/Informal Funding 8.1. Effect of Change in Control. Immediately prior to a Change in Control, the Company shall establish and fund the CarMax, Inc. Benefit Restoration Plan Trust (the "Trust") with an amount equal to the then Actuarial Equivalent of the present value of the Supplemental Benefits of all Participants and the survivor benefits of all Beneficiaries determined as a single lump sum payment. The Trust shall be irrevocable, shall be a grantor trust commonly known as a rabbi trust, and shall be funded with cash or cash equivalents other than stock of the Company.

18 Article IX - Amendment and Termination 9.1 Amendment. The Company shall have the right by action of the Committee to amend the Plan from time to time (a) as necessary to ensure the Plan meets requirements under the Code; or (b) to implement changes in Plan design that are not financially material to the Company or the Company's shareholders; provided, however, that no amendment shall reduce a Participant's accrued benefit under the Plan as of the date of the amendment. Any amendment to the Plan that is financially material to the Company or the Company's shareholders must be approved by the Board. For purposes of this Section 9.1, a Participant's accrued benefit under the Plan shall be computed based on the formulas in this Plan and his accrued benefits under the Pension Plan as of the date of the computation. 9.2 Termination. The Board may terminate the Plan at any time; provided, however, that no termination shall reduce a Participant's accrued benefit under the Plan as of the date of the termination. For purposes of this Section 9.2, a Participant's accrued benefit under the Plan shall be computed based on the formulas in this Plan and his accrued benefits under the Pension Plan as of the date of the computation. Any termination of the Plan will be carried out in accordance with Section 409A of the Code and Treasury Regulations and other guidance thereunder.

19 Article X - Miscellaneous 10.1 Tax Matters. The Company does not represent or guarantee that any particular federal state or local income or payroll tax consequence will result to any Participant, Beneficiary or Alternate Payee under this Plan. The Company has the right to withhold from any benefit payments to any person under this Plan or, take other actions necessary to satisfy the Company's obligation to withhold federal, state and local income and payroll taxes. · 10.2 Rights Under the Plan. This Plan is an unfunded deferred compensation plan. Title to. and beneficial ownership of all benefits described in the Plan shall at all times remain with the Company. Participation in the Plan and the right to receive payments under the Plan shall not give a Participant or Beneficiary any proprietary interest in the Company or any of its assets. Benefits under the Plan shall be payable from the general assets of the Company. Subject to Section 8.1, no trust fund may be created in connection with the Plan (other than a trust that, under applicable law, does not affect the characterization of this Plan as an unfunded plan), and there shall be no required funding of amounts that may become payable under the Plan. A Participant and his Beneficiary shall, for all purposes, be general, unsecured creditors of the Company. The interest of a Participant and his Beneficiary in the Plan cannot be assigned, anticipated, sold, encumbered or pledged and shall not be subject to the claims of their creditors. 10.3 Effect on Employment. The Plan will not affect the right of the Company or an Affiliated Company to terminate an employee's employment at any time. Benefits payable under the Plan will not be considered compensation for purposes of other retirement or benefit plans maintained by the Company or an Affiliated Company. 10.4 Successors. The Plan is binding on the Company and its successors and assigns and on Participants and their Beneficiaries, successors, estates, and distributees. 10.5 Notice. Any notice or filing required or permitted to be delivered to the Committee under this Plan shall be delivered in writing. Notice shall be deemed given as of the date of receipt of the notice by the Committee. Notice shall be sent by certified mail to: CARMAX, INC. ATTN: DIRECTOR OF BENEFITS 12800 TUCKAHOE CREEK PARKWAY RICHMOND, VIRGINIA 23238 With a copy to: CARMAX, INC. ATTN: LEGAL DEPARTMENT 12800 TUCKAHOE CREEK PARKWAY RICHMOND, VIRGINIA 23238

20 Any notice or submission required or permitted to be given to a Participant under this Plan shall be sufficient if in writing and either hand-delivered or sent by mail to the last known address of the Participant. 10.6 Headings. The headings of Plan Articles and Sections are included solely for convenience of reference, and if there is any conflict between such headings and the text of this Plan, the text shall control. 10.7 Construction. Unless the context requires otherwise, all words in any gender shall extend to and include all genders, all words used in the singular shall extend to and include the plural, and all words used in the plural shall extend to and include the singular. 10.8 Invalid or Unenforceable Provisions. If any provision of this Plan shall be held invalid or unenforceable, such invalidity or unenforceability shall not affect any other provisions hereof and the Committee may elect in its sole and absolute discretion to construe such invalid or unenforceable provisions in a manner that conforms to applicable law or as if such provisions, to the extent invalid or unenforceable, had not been included. 10.9 Errors and Omissions. In the event an error or omission is discovered in the operation or administration of the Plan, the Committee or its delegate may make such equitable adjustments that it deems necessary or desirable to correct the error or omission, so long as such adjustments comply with Section 409A. 10.10 Lost Participants or Beneficiaries. Any Participant or Beneficiary who is entitled to a benefit from the Plan has the duty to keep the Committee advised of his current mailing address. If benefit payments are returned to the Plan or are not presented for payment after a reasonable amount of time, the Committee shall presume that the payee is missing. The Committee, after making such efforts as in its sole and absolute discretion it deems reasonable and appropriate to locate the payee, shall stop payment on any uncashed checks and may discontinue making future payments. 10.11 Facility of Payment to a Minor. If a distribution is to be made to a minor, or to a person who is otherwise incompetent, then the Committee may, in its sole and absolute discretion, make such distribution: (i) to the legal guardian, or if none, to a parent of a minor payee with whom the payee maintains his residence; or (ii) to the conservator or committee or, if none, to the person having custody of an incompetent payee. Any such distribution shall fully discharge the Committee, the Company, and the Plan from further liability on account thereof. 10.12 Governing Law. Except as otherwise provided by federal law, the provisions of this Plan shall be construed, administered and enforced according to the laws of the Commonwealth of Virginia, without giving effect to its conflicts of law rules. 10.13 Assumption of Liabilities From Predecessor Plan. As of the Effective Date, the Plan shall assume all of the liabilities of the Circuit City Stores, Inc. Benefit Restoration Plan with respect to any Participant in the Plan. In addition, if any individual became an employee of the Company or an Affiliated Company before March 1, 2003, who has or had an accrued benefit under the Circuit City Stores, Inc. Benefit Restoration Plan, the Plan shall assume all of the liabilities of the Circuit City

21 Stores, Inc. Benefit Restoration Plan with respect to the individual as of the date of hire by the Company or an Affiliated Company. 10.14 Savings Clause. The Plan is intended to comply with Section 409A and official guidance issued thereunder (except with respect to amounts covered by Appendix A). Notwithstanding anything herein to the contrary, this Plan shall be interpreted, operated and administered in a manner consistent with this intention. WITNESS the following signature as of the 23rd day of December, 2024. CarMax, Inc. By: /s/ Craig T. Cronheim Craig T. Cronheim SVP, Chief Human Resources Officer

22 Appendix A - Provisions Applicable to a Pre-2005 Supplemental Benefit The provisions of this Appendix A contain special rules that apply to amounts accrued prior to January 1, 2005, that are earned and vested as of December 31, 2004, and which shall remain subject to the terms of the Plan as in effect on December 31, 2004, particularly with respect to the time and form of benefit payments. All other provisions of the Plan continue to apply to such benefits. 1. Definitions. For purposes of this Appendix, the following terms apply: Pre-2005 Supplemental Benefit means the portion of a Participant's Supplemental Benefit accrued prior to January 1, 2005, that is earned and vested as of December 31, 2004. 2. Minimum Service Requirements. To be eligible to receive a Supplemental Benefit, a Participant must (i) meet one or more of the criteria described in Plan Section 3. l(a), (b) and (c), and (ii) for distributions commencing under the Plan on or before December 31, 2007, commence benefits under the Pension Plan. 3. Payment. This Section governs the payment of (i) a Participant's entire Supplemental Benefit, distribution of which began on or before December 31, 2007, and (ii) a Participant's Pre-2005 Supplemental Benefit, distribution of which begins on or after January 1, 2008. (a) The amount of the Supplemental Benefit described in this Appendix A will initially be determined by assuming that the benefits payable under this Plan and the Pension Plan are paid in the form of a Single Life Annuity payable for the Participant's lifetime, beginning on the date on which payments actually begin to be made to the Participant from the Pension Plan and ending at the Participant's death. (b) A Participant's Supplemental Benefit governed by this Appendix A Section 3 will be paid at the same time and in the same form of payment as benefits for the Participant under the Pension Plan, except as provided in Appendix A Section 4. If the benefit governed by this Section is to be paid in a form other than the single life annuity form described above, the Supplemental Benefit described in Plan Section 3.2 will be actuarially adjusted, using the actuarial assumptions then in effect under the Pension Plan. (c) Except as provided in Appendix A Section 4, a Participant's Supplemental Benefit governed by this Section will begin to be paid on the date on which the Participant begins receiving benefits under the Pension Plan and will be paid in cash or a cash equivalent. 4. Distribution of Accrued Benefit (a) Notwithstanding anything in the Plan to the contrary, the Company may distribute, or cause to be distributed in a single lump sum, to a Participant (or, after his death, to his Beneficiary) the Actuarial Equivalent of the Pre-2005 Supplemental Benefit of the Participant (or Beneficiary) under the Plan as of a specified date. The distribution may be made at any time deemed appropriate by the Company. The lump sum shall be distributed in cash or a cash equivalent. The Company shall indicate in writing that the distribution is intended to be

23 a distribution of the Participant's (or Beneficiary's) accrued benefit under the Plan. The Company may take into account the tax consequences of the distribution when computing the amount to be distributed under this Section. (b) After a distribution under this Section, the Company shall have no further liability with respect to the Pre-2005 Supplemental Benefit. The Company has the sole discretion to determine when and if a distribution is to be made under this Section, and to determine the amount of any distribution, and no Participant or Beneficiary shall have any right to receive a distribution under this Section. 5. Pre-Retirement Survivor Benefit. A Pre-Retirement Survivor Benefit distribution of which begins on or before December 31, 2007, is payable in the same form and at the same time as the survivor benefit is payable under the Pension Plan, including benefit forms that may provide payments after the death of the surviving Spouse. 6. Post-Retirement Survivor Benefit. This Section applies to payments with respect to a Participant's entire Supplemental Benefit, distribution of which began on or before December 31, 2007, and with respect to a Participant's Pre-2005 Supplemental Benefit, distribution of which begins on or after January 1, 2008. A Post-Retirement Survivor Benefit shall be payable to the surviving Beneficiary of a Participant if (i) the Participant is receiving a form of benefit under the Pension Plan that provides for a survivor benefit, and (ii) a survivor benefit is payable to the Beneficiary under the Pension Plan. (a) The Beneficiary will be entitled to receive a Post-Retirement Survivor Benefit from this Plan equal to the amount (if any) determined as follows: (i) The survivor benefit that would have been payable to the Beneficiary under the Pension Plan had the Participant's Supplemental Benefit (as adjusted under Sections 3.3 and 3.4) and benefit from the Pension Plan been paid entirely from the Pension Plan, reduced by (ii) The total survivor benefit that is payable to the Beneficiary under the Pension Plan. (b) A Post-Retirement Survivor Benefit under this Section is payable to a surviving Spouse, any other Beneficiary of a Participant who is receiving a survivor benefit under the Pension Plan. (c) A Post-Retirement Survivor Benefit under this Section is payable in the same form and at the same time as the survivor benefit is payable under the Pension Plan.